EXHIBIT 99.1

Conatus Pharmaceuticals Reports Second Quarter 2018 Financial Results and Program Updates

SAN DIEGO, Aug. 01, 2018 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, today announced financial results for the quarter and six months ended June 30, 2018, and provided updates on its clinical development programs.

Program Updates
The company is conducting three Phase 2b clinical trials in collaboration with Novartis – the EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) trials, designed to evaluate emricasan in patients with fibrosis or cirrhosis caused by nonalcoholic steatohepatitis (NASH):

  ENCORE-PH (for Portal Hypertension), initiated in the fourth quarter of 2016, in approximately 240 patients with compensated or early decompensated NASH cirrhosis and severe portal hypertension, with top-line results expected in the fourth quarter of 2018 followed by an integrated treatment extension period for clinical outcomes;

  ENCORE-NF (for NASH Fibrosis), initiated in the first quarter of 2016, in approximately 330 patients with NASH fibrosis, with top-line results expected in the first half of 2019; and

  ENCORE-LF (for Liver Function), initiated in the second quarter of 2017, in approximately 210 patients with decompensated NASH cirrhosis, with top-line results expected in the second half of 2019.

During the second quarter, the company announced completion of enrollment in the ENCORE-PH clinical trial. In addition, the company announced an oral presentation at The International Liver Congress™ 2018, the Annual Meeting of the European Association for the Study of the Liver (EASL), reporting reductions in bacteria-driven inflammation and related liver injury with the company’s pan-caspase inhibitor IDN-7314 in a mouse model of primary sclerosing cholangitis (PSC).

Financial Results
The net loss for the second quarter of 2018 was $4.5 million compared with $5.4 million for the second quarter of 2017. The net loss for the first six months of 2018 was $9.5 million compared with $9.0 million for the first six months of 2017.

All revenues were related to the company’s collaboration with Novartis. Total revenues were $8.8 million for the second quarter of 2018 compared with $10.0 million for the second quarter of 2017. The decrease was primarily due to lower research and development expenses resulting in corresponding lower revenues from Novartis, partially offset by the effects of adopting the ASC 606 revenue recognition standard. Total revenues were $18.5 million for the first six months of 2018 compared with $17.0 million for the first six months of 2017. The increase was primarily due to higher research and development expenses resulting in corresponding higher revenues from Novartis, and the effects of adopting the ASC 606 revenue recognition standard.

Research and development expenses were $10.7 million for the second quarter of 2018 compared with $13.2 million for the second quarter of 2017. The decrease was primarily due to lower spending related to the ENCORE-NF and ENCORE-PH clinical trials and manufacturing activities, partially offset by higher spending related to the ENCORE-LF clinical trial and new product candidate development. Research and development expenses were $22.8 million for the first six months of 2018 compared with $21.1 million for the first six months of 2017. The increase was primarily due to higher spending related to the ENCORE-LF and ENCORE-PH clinical trials and new product candidate development, partially offset by lower spending related to the ENCORE-NF clinical trial.

General and administrative expenses were $2.6 million for the second quarter of 2018 compared with $2.2 million for the second quarter of 2017. General and administrative expenses were $5.3 million for the first six months of 2018 compared with $5.0 million for the first six months of 2017. The increases in general and administrative expenses for both periods were primarily due to higher personnel costs.

Cash, cash equivalents and marketable securities were $57.7 million at June 30, 2018, compared with $74.9 million at December 31, 2017, and a projected year-end 2018 balance of between $35 million and $40 million. The company believes that current financial resources, together with the anticipated reimbursements for 50% of the costs for the ongoing clinical trials, without including any potential milestone payments under the Novartis collaboration, are sufficient to maintain operations through top-line results from the three ENCORE Phase 2b clinical trials by the end of 2019, as well as to fund initial pipeline expansion activities.

Conference Call and Audio Webcast
Conatus will host a conference call and audio webcast at 4:30 p.m. Eastern Time today to discuss the financial results and provide a corporate update. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 9853049. A live and archived audio webcast of the call will also be available in the Investors section of the Conatus website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. In collaboration with Novartis, Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is a first-in-class, orally active pan-caspase inhibitor designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, caspase inhibitors have the potential to interrupt the progression of a variety of diseases. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  the timelines to announce results from the ENCORE clinical trials; the projected year-end cash balance; the sufficiency of current financial resources to maintain operations and ongoing clinical development activities through 2019, as well as to fund anticipated pipeline expansion activities; and caspase inhibitors’ potential to interrupt the progression of a variety of diseases. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
Statements of Operations	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Collaboration revenue	$8,774	$10,008	$18,511	$17,006
Operating expenses:
Research and development	10,737	13,218	22,818	21,144
General and administrative	2,594	2,194	5,307	4,957
Total operating expenses	13,331	15,412	28,125	26,101
Loss from operations	(4,557)	(5,404)	(9,614)	(9,095)
Other income/expense	60	(13)	99	55
Net loss	$(4,497)	$(5,417)	$(9,515)	$(9,040)

Net loss per share, basic and diluted	$(0.15)	$(0.19)	$(0.32)	$(0.33)

Weighted average shares outstanding used in computing
net loss per share, basic and diluted	30,114	28,103	30,081	27,139

			June 30,	December 31,
Balance Sheets			2018	2017

Assets
Current assets:
Cash, cash equivalents and marketable securities			$57,718	$74,853
Collaboration receivables			4,853	3,367
Prepaid and other current assets			2,176	1,004
Total current assets			64,747	79,224
Property and equipment, net			130	179
Other assets			2,023	2,538
Total assets			$66,900	$81,941

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other accrued expenses			$13,120	$13,970
Current portion of deferred revenue			14,430	14,172
Total current liabilities			27,550	28,142
Deferred revenue, less current portion			5,749	12,519
Convertible note payable			13,530	13,158
Deferred rent			99	126
Stockholders' equity			19,972	27,996
Total liabilities and stockholders' equity			$66,900	$81,941

CONTACT: Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com